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                                                                   Exhibit 10.2
                                 May 4, 2005

Mr. Robert R. Bennett
Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado  80112

     Re:  Personal Use of Company Aircraft

Dear Dob:

     Reference is made to the letter agreement dated May 8, 2003 (the "Prior Letter Agreement") between Liberty Media Corporation ("LMC") and you regarding personal use of aircraft owned or leased by LMC (collectively, "LMC Aircraft") and to the Time Sharing Agreement dated as of March 29, 2005 (the "Falcon Time Sharing Agreement"), between LMC and you regarding the lease by LMC to you on a time sharing basis of the Dassault Falcon 900EX aircraft, manufacturer's serial number 101 and U.S. registration number N730LM (the "Falcon Aircraft"), which is one of the LMC Aircraft as of the date of this letter agreement (this "Agreement"). This Agreement sets forth our agreement with respect to certain matters related to your personal use of the Falcon Aircraft.

     1. CHARGES FOR USE OF FALCON AIRCRAFT. Paragraph 2 of the Falcon Time Sharing Agreement provides that you will pay LMC an amount equal to the fair market value of each flight conducted under the Falcon Time Sharing Agreement, as determined by LMC, which in no event will exceed the actual expenses for each specific flight identified in paragraph 2 of the Falcon Time Sharing Agreement as authorized under the Federal Aviation Regulations ("FARs") Part 91.501(d) (the "FAR Cap"). LMC agrees with you that LMC will calculate the fair market value of each flight conducted under the Falcon Time Sharing Agreement to be billed to you based on the Standard Industry Fair Level formula ("SIFL") pursuant to 26 C.F.R. Section 1.61-21(g) or any successor provision (the "SIFL Rate"), but in no event will the fair market value of any flight to be billed to you exceed the FAR Cap. LMC intends that the SIFL Rate will not exceed the FAR Cap with respect to each flight conducted under the Falcon Time Sharing Agreement, and you will cooperate with LMC to achieve that result in accordance with the terms of the Falcon Time Sharing Agreement.

     2. RELATIONSHIP BETWEEN PRIOR LETTER AGREEMENT AND FALCON TIME SHARING AGREEMENT. Unless LMC and you agree with respect to any specific flight, each flight involving your personal use of the Falcon Aircraft will be conducted under and governed by the terms of the Falcon Time Sharing Agreement rather than by the terms of the Prior Letter Agreement to the extent that there is any conflict between those two agreements.
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     3. RELATIONSHIP BETWEEN THIS AGREEMENT AND FALCON TIME SHARING AGREEMENT.
This Agreement supplements and amends the Falcon Time Sharing Agreement and to the extent that any provision of this Agreement and the Falcon Time Sharing Agreement are inconsistent, the terms of this Agreement will control; provided, however, that in no event will LMC charge you an amount for any specific flight under the Falcon Time Sharing Agreement in excess of the FAR Cap and in no event will any use of the Falcon Aircraft by you pursuant to the Falcon Time Sharing Agreement violate the FARs.

     4. RELATIONSHIP BETWEEN THIS AGREEMENT AND PRIOR LETTER AGREEMENT. This Agreement supplements and amends the Prior Letter Agreement and to the extent that any provision of this Agreement and the Prior Letter Agreement are inconsistent, the terms of this Agreement will control.

     5. GOVERNING LAW. This Agreement will be governed by, and will be construed and enforced in accordance with, the laws of the State of Colorado without regard to the conflict of laws principles of that jurisdiction.

     6. ENTIRE AGREEMENT. This Agreement, together with the Prior Letter Agreement and the Falcon Time Sharing Agreement, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all previous written or oral representations, promises, agreements or understandings of whatever nature between the parties with respect to the subject matter. This Agreement may not be altered or amended except by an agreement in writing signed by both parties. This Agreement may be signed in counterparts.

     If you agree with the foregoing, please execute the enclosed copy of this letter.


                                        Very truly yours,

                                        LIBERTY MEDIA CORPORATION

                                        By:
                                           ----------------------------
                                           Charles Y. Tanabe
                                           Senior Vice President

AGREED:


---------------------------
Robert R. Bennett

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